CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectuses and the Statement of Additional Information and to the use of our report dated December 27, 2005 in this Registration Statement (Form N-2 No. 811-21811) of PARADIGM Funds Trust.

/s/ ERNST & YOUNG LLP

New York, New York

December 29, 2005